Exhibit 3.166

CERTIFICATE OF INCORPORATION

OF

SN HOLDINGS (BR I) CORP.

First:            The name of the corporation (hereinafter, the “Corporation”) is SN Holdings (BR I) Corp.

Second:        The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle. The name of the registered agent at such address is Corporation Service Company.

Third:          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:        The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock and the par value of each of such shares is $0.01.

Fifth:           The name and mailing address of the incorporator are as follows:

Name	Mailing Address

Paul R. Santiago	c/o King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036

Sixth:           The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the bylaws.

Seventh:     Meetings of stockholders (including the annual meeting of stockholders) may be held within or without the State of Delaware and may be held and conducted in any manner (including, without limitation, by telephonic meeting or by written consent in lieu of a meeting) provided for in the bylaws of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

Eighth:       Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Ninth:          The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

Tenth:          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Eleventh:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

/s/ Paul R. Santiago
Paul R. Santiago
Sole Incorporator

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is 11/21/07.

4.)	The name of the Corporation immediately prior to filing this Certificate is SN Holdings (BR I) Corp.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is SN Holdings (BR I) LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of November, A.D. 2007.

By:	/s/ Paul Santiago
Authorized Officer

Name:	Paul Santiago
Print or Type

CERTIFICATE OF FORMATION

OF

SN HOLDINGS (BR I) LLC

FIRST:         The name of the limited liability company (hereinafter, the “Company”) is SN Holdings (BR I) LLC.

SECOND:   The address of the registered office of the Company in the state of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Company's registered agent at such address is Corporation Service Company.

/s/ Paul Santiago
Paul Santiago, Authorized Person

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is 11/21/07.

4.)	The name of the Corporation immediately prior to filing this Certificate is SN Holdings (BR I) Corp.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is SN Holdings (BR I) LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of November, A.D. 2007.

By:	/s/ Paul Santiago
Authorized Officer

Name:	Paul Santiago
Print or Type

CERTIFICATE OF FORMATION

OF

SN HOLDINGS (BR I) LLC

FIRST:         The name of the limited liability company (hereinafter, the “Company”) is SN Holdings (BR I) LLC.

SECOND:   The address of the registered office of the Company in the state of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Company's registered agent at such address is Corporation Service Company.

/s/ Paul Santiago
Paul Santiago, Authorized Person